Exhibit 4.12

NORTH ATLANTIC HOLDING COMPANY, INC.,

as Issuer,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

as Trustee

12 1/4% SENIOR DISCOUNT NOTES DUE 2014

INDENTURE

Dated as of February 17, 2004

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.04
	(b)	N.A.
	(c)(1)	11.05
	(c)(2)	11.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	6.05; 7.01
	(e)	6.11
316	(a)	1.01
	(a)(1)A)	6.02
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.17
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

*	This Cross-Reference Table is not part of the Indenture. N.A. means not applicable.

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EXHIBITS

EXHIBIT A	—	Form of Note

EXHIBIT B	—	Form of Certificate of Transfer

EXHIBIT C	—	Form of Certificate of Exchange

EXHIBIT D	—	Form of Certificate of Acquiring Institutional Accredited Investor

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INDENTURE, dated as of February 17, 2004, between North Atlantic Holding Company, Inc., a Delaware corporation (the “Company”) and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (as defined).

The Company has duly authorized the creation of an issue of 12 1/4% Senior Discount Notes due 2014 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of Notes:

(1) if the Specified Date occurs on one of the following dates (each, a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
September 1, 2004	$659.59
March 1, 2005	$699.99
September 1, 2005	$742.87
March 1, 2006	$788.37
September 1, 2006	$836.66
March 1, 2007	$887.90
September 1, 2007	$942.29
March 1, 2008	$1,000.00

The foregoing Accreted Values shall be increased, if necessary, to reflect any accretion of additional interest payable pursuant to the Registration Rights Agreement and the Notes.

(2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original Issue Price of a Note and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original Issue Price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

(3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Ac-

creted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

(4) if the Specified Date occurs on or after the Full Accretion Date, the Accreted Value will equal $1,000 (increased, if necessary, to reflect any accretion of additional interest payable pursuant to the Registration Rights Agreement and the Notes).

“Additional Assets” means (1) any property or assets (other than Indebtedness and Capital Stock) to be used in the business of any Restricted Subsidiary; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by a Restricted Subsidiary of the Company; or (3) Permitted Investments of the type and in the amounts described in clause (8) of the definition thereof.

“Affiliate” of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding Accreted Value of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Notes at March 1, 2009 as set forth in Section 3.07 plus (ii) all required interest payments due on such Note through March 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding Accreted Value of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(2) a disposition of inventory or other property in the ordinary course of business;

(3) a disposition of obsolete or worn out equipment or any other property (including inventory) that, in the reasonable judgment of the Company, is obsolete or worn out and is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(4) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (4) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $2.0 million; and

(5) for purposes of Section 4.10 only, transactions permitted under Section 5.01.

Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Leverage Ratio.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Opco Notes (or, if the Opco Notes are no longer outstanding, the Notes), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock and (b) the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Code” means Title 11, United States Bankruptcy Code of 1978, as amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, the Board of Directors (or equivalent governing body) of such Person or any committee of the Board of Directors (or equivalent governing body) of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors (or equivalent governing body) of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, partnership or other equity interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

(2) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million;

(3) repurchase obligations for underlying securities of the types described in clause (1) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper rated A-1 or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition thereof having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(5) above.

“Change of Control” means (1) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; (2) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; or (3) any Person or group of related Persons (other than the Management Group) for purposes of Section 13(d) of the Exchange Act, becomes the beneficial owner of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the U.S. Securities and Exchange Commission or its successor.

“Commodity Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Company” means North Atlantic Holding Company, Inc., a Delaware corporation, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

“Consolidated Cash Flow” for any period means, with respect to any Person, the Consolidated Net Income of such Person for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) income tax expense, (2) Consolidated Interest Expense of such Person, (3) depreciation expense, (4) amortization expense, (5) non-recurring expenses Incurred in 2003 not to exceed $1.1 million in the aggregate relating to (i) marketing expenses Incurred for a cancelled promotions program, (ii) fees to an accounting firm for a one-time consulting project, (iii) severance costs related to headcount reductions and (iv) recruitment costs for executive positions and sales staff, (6) special incentive payments not to exceed $2.3 million made to employees on the Issue Date as described in the Offering Memorandum under the caption “Use of Proceeds” and (7) all other non-cash items, including LIFO adjustments, stock option expense and post retirement expense, reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes or amortization of a prepaid cash expense that was paid in a prior period) and less, to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of such Person shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations;

(2) amortization of debt discount;

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) interest actually paid by such Person or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(7) net payments (whether positive or negative) pursuant to Interest Rate Agreements;

(8) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person

(other than the Company or NATC) in connection with Indebtedness Incurred by such plan or trust; and

(9) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person and Disqualified Stock of such Person held by Persons other than such Person or a Restricted Subsidiary of such Person and less:

(a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs; and

(b) interest income.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of the Company as of the date of such determination to (2) the aggregate amount of Consolidated Cash Flow of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available; provided, however, that:

(a) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Leverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Total Indebtedness for such period, or on the date of determination, as the case may be, shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that to the extent such Indebtedness reflects working capital requirements in the ordinary course and is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) the actual historical balances of such Indebtedness shall be considered outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(b) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period;

(c) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Person which becomes a Restricted Subsidiary of the Company as a result thereof or made an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit, business or division, Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (including (i) any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act, (ii) except in the case of the Stoker Acquisition, pro forma expense and cost reductions which the Company determines in good faith (as evidenced by a resolution of the Board of Directors of the Company and a certificate of the chief financial officer of the Company) will be realized as a result of cost savings initiatives implemented prior to (or expected to be implemented with six months following) such Investment or acquisition and which arise from such Investment or acquisition and (iii) in the case of the Stoker Acquisition only, reductions to insurance expense as described in the Offering Memorandum under the heading “Summary Consolidated Historical and Unaudited Pro Forma Consolidated Financial Data”); and

(d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto (as would have been determined in accordance with clause (b) or (c) above, as applicable) as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income (but not loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person is restricted by contract, operation of law or otherwise other than restrictions applicable to NATC;

(2) any after-tax gain or loss realized upon the sale or other disposition of any assets of such Person or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(3) any extraordinary gain or loss (determined on an after-tax basis);

(4) the cumulative effect of a change in accounting principles;

(5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(6) any non-cash expenses attributable to grants or exercises of employee stock options; and

(7) except for purposes of calculating Consolidated Cash Flow (as set forth in the definition of “Consolidated Cash Flow”), in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section.

“Consolidated Total Indebtedness” means, with respect to any Person on any date, the aggregate Indebtedness of such Person and its Restricted Subsidiaries on such date, determined on a consolidated basis.

“Continuing Director” of any Person means, as of the date of determination, any Person who (1) was a member of the Board of Directors of such Person on the date of the Indenture or (2) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities (including, without limitation, the New Senior Secured Facilities), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (1) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, or (2) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case at any time prior to the Stated Maturity of the Notes.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Offering” means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means debt securities of the Company issued pursuant to Section 2.02 in exchange for, and in an aggregate principal amount at maturity equal to, the Notes being exchanged, in compliance with the terms of a Registration Rights Agreement.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of NATC or its Restricted Subsidiaries in existence on the Issue Date after application of the net proceeds of the sale of the Notes as described in the Offering Memorandum.

“Euroclear” means the Euroclear System.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means, with respect to any Person, any Interest Rate Agreement, Currency Agreement or Commodity Agreement of such Person.

“Holder” means a registered holder of one or more Notes.

“IAI Global Note(s)” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold to Institutional Accredited Investors.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7) all Indebtedness of other Persons to the extent Guaranteed by such Person;

(8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (in the case of the Company) or the Opco Notes (in the case of NATC) (but excluding, in each case, accrued dividends); and

(9) to the extent not otherwise included in this definition, obligations under Hedging Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. With respect to Indebtedness of another Person secured by a Lien on the assets of the Company or any of its Restricted Subsidiaries, the amount of such Indebtedness shall be limited to the lesser of the Fair Market Value of the property secured or the amount of the secured Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $97.0 million aggregate principal amount at maturity of 12 1/4% Senior Discount Notes due 2014 of the Company issued on the Issue Date.

“Initial Purchasers” means Citigroup Global Markets Inc. and RBC Capital Markets Corporation.

“Interest Payment Date” means March 1 and September 1 of each year, commencing on September 1, 2008.

“Institutional Accredited Investors” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.07, (1) ”Investment” shall include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as evidenced by a resolution of such Board of Directors certified in an Officers’ Certificate to the Trustee.

“Issue Date” means February 17, 2004, the date on which the Initial Notes are originally issued.

“Issue Price” has the meaning set forth in Exhibit A.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Group” means Thomas F. Helms, Jr., David I. Brunson and other members of senior management of the Company on the Issue Date.

“Maturity Date” means March 1, 2014.

“NATC” means North Atlantic Trading Company, Inc.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) therefrom in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“New Senior Secured Facilities” means the Amended and Restated Loan Agreement, to be dated as of February 17, 2004, among NATC as the borrower, the Company, certain guarantors, Bank One, N.A., as administrative agent and the lenders from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements, pledge agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of NATC as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Non-Recourse Debt” means Indebtedness (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

“Notes” means, collectively, the Initial Notes and the Exchange Notes, if any, and treated as a single class of notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum of the Company, dated February 11, 2004, pursuant to which the Initial Notes were offered.

“Officer” means the Chairman of the Board, the President, Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, which complies with the provisions of Section 11.04 hereof.

“144A Global Note(s)” means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Opco Indenture” means the indenture dated the Issue Date among NATC, the guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee, pursuant to which the Opco Notes were issued, as amended or supplemented from time to time.

“Opco Notes” means the 9 1/4% senior notes due 2012 of NATC, as amended or supplemented from time to time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee, and which complies, if applicable, with the provisions of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Company that ranks pari passu as to payment with the Notes.

“Participating Broker-Dealer” means a “Broker-Dealer” as defined in the Registration Rights Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Permitted Investment” means:

(1) Investments by the Company or any of its Restricted Subsidiaries in a Restricted Subsidiary of the Company;

(2) Investments by NATC or any of its Restricted Subsidiaries in another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of NATC or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, NATC or a Restricted Subsidiary of NATC;

(3) Investments by the Company or any of its Restricted Subsidiaries in Cash Equivalents;

(4) Investments by NATC or any of its Restricted Subsidiaries in receivables owing to NATC or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(5) Investments by the Company and its Restricted Subsidiaries in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) Investments by the Company and its Restricted Subsidiaries in loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $2.0 million at any time;

(7) Investments by the Company and its Restricted Subsidiaries in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

(8) Investments by NATC and its Restricted Subsidiaries not to exceed $7.5 million in the aggregate at any time;

(9) Investments by NATC and its Restricted Subsidiaries in Persons to the extent such Investment is received by NATC or any such Restricted Subsidiary as consideration for Asset Dispositions effected in compliance Section 4.10 or in connection with any sale of assets not constituting an Asset Disposition;

(10) Investments by NATC and its Restricted Subsidiaries in prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of NATC and its Restricted Subsidiaries;

(11) Investments by NATC and its Restricted Subsidiaries in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

(12) Investments held by the Company or any Restricted Subsidiary on the Issue Date.

“Permitted Liens” means:

(1) Liens in favor of the Company or any Restricted Subsidiary;

(2) Liens to secure the performance of obligations (including letters of credit), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(3) Liens existing on the Issue Date;

(4) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (1) and (3) above; provided that the Liens in connection with such extensions, renewals, refundings or refinancings shall be limited to all or part of the specific property which was subject to the original Lien;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(6) judgment Liens not giving rise to a Default or Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(7) Liens granted by the Company which secure Indebtedness of a Restricted Subsidiary (so long as such Indebtedness was permitted to be Incurred pursuant to Section 4.09 hereof).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

A “Public Market” exists at any time with respect to the common stock of the Company if (1) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the NASDAQ Stock Market and (2) at least 15% of the total issued and outstanding common stock of the Company has been distributed prior to such time by means of an effective registration statement under the Securities Act.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” means the record dates specified in the Notes, whether or not a Legal Holiday.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lessser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced;

(3) the Refinancing Indebtedness is subordinated in right of payment to the Notes on the same terms as the Indebtedness being refinanced if such Indebtedness is subordinate in right of payment to the Notes;

(4) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate Issue Price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium or accrued interest required to be paid in connection therewith and reasonable fees and expenses therewith); and

(5) Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary which refinances Indebtedness of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date among the Company and the Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” has the meaning provided in Section 4.07.

“Restricted Subsidiary” means any Subsidiary of the Company other an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 6.01(a)(7), (8) or (9) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

“Stoker Acquisition” means the acquisition by NATC of Stoker, Inc. on November 17, 2003 pursuant to the purchase agreement dated as of November 17, 2003 among NATC and the selling stockholders party thereto.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Wells Fargo Bank Minnesota, National Association, a national banking association, until a successor replaces it in accordance with Article 5 and thereafter means the successor serving hereunder.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2009; provided, however, that if the period from such redemption date to March 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, but that does not bear the Private Placement Legend, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, (i) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries and (ii) either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.09(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“actual knowledge”	7.02
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“covenant defeasance option”	8.01
“Declaration”	6.02
“Default Amount”	6.02
“Event of Default”	6.01
“Excess Proceeds”	4.10
“legal defeasance option”	8.01
“Legal Holiday”	11.07
“Net Proceeds Offer”	4.10
“Note Register”	2.03
“Offer Amount”	3.09

Term	Defined in Section
“Offer Period”	3.09
“Offered Price”	4.10
“Paying Agent”	2.03
“Payment Amount”	4.10
“Purchase Date”	3.09
“Registrar”	2.03
“Successor Company”	5.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular; and

(5) provisions apply to successive events and transactions.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the forms of the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Depositary, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Participants and Indirect Participants shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf of the custodian for the Depositary and the Depositary shall be treated by the Company, the Trustee and any agent of either of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from the Depositary or one or more of its Participants certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof), and (ii) an Officers’ Certificate from the Company. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

Section 2.02. Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Initial Notes for original issue on the Issue Date in aggregate principal amount at maturity not to exceed $97,000,000 (other than as provided in Section 2.07). The Trustee shall, upon receipt of one or more Authentication Orders, authenticate the Exchange Notes from time to time for issue only in exchange for a like principal amount at maturity of the Initial Notes. Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”), (ii) Notes may be presented for payment (“Paying Agent”) and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the “Note Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and the Trustee hereby agrees to initially act as such.

The Company initially appoints the Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company or any other obligor on the Notes shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company or any other obligor on the Notes at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or any other obligor on the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company or any other obligor on the Notes shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount at maturity of the Notes held by each thereof, and the Company or any other obligor on the Notes shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (ii) upon written request of the Depositary if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(a)(3)(ii)(B) under the Securities Act.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(a)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this clause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(1) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount at maturity. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(a)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(2) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel such Restricted Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount at maturity of the Unrestricted Global Note.

(3) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount at maturity of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so exchanged or transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive

Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS SECURITY IN AN

OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”):

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT TO THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agents for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge a Holder for reasonable out-of-pocket expenses in replacing a Note.

(b) Every replacement Note is an obligation of the Company.

Section 2.08. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary Guarantor shall be deemed not to be outstanding for purposes of Section 3.07(c) hereof.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered.

Section 2.10. Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that a copy of the cancelled Notes be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption, exchange or offers to purchase as a convenience to Holders; provided that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.14. Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

Section 2.15. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company and any Registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent or any Registrar shall be affected by any notice to the contrary.

Section 2.16. Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to Section 2.05 hereto.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

(a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

(b) If the Company is required to make an offer to redeem Notes pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed, (iv) the redemption price and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

Section 3.02. Selection of Notes to Be Redeemed.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount at maturity only.

Section 3.03. Notice of Redemption.

(a) Subject to the provisions of Section 3.09 hereof, at least 30 but no more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the Note Register.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, principal or interest on Notes called for redemption ceases to accrete or accrue, as the case may be, on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

(a) On or prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) On and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) On and after March 1, 2009, the Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount at maturity), if redeemed during the 12-month period commencing March 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

Year	Redemption Price
2009	106.125%
2010	104.083%
2011	102.042%
2012 and thereafter	100.000%

(b) Prior to March 1, 2009, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) At any time prior to March 1, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the Net Cash Proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption, at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption at least 65% of the aggregate principal amount at maturity of the Notes issued under this Indenture remains outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

(d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

Except as set forth in Sections 4.10 and 4.14, the Company is not required to make mandatory redemption or sinking fund payments prior to the maturity of the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence a Net Proceeds Offer it shall follow the procedures specified below:

(1) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount at maturity of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Net Proceeds Offer.

(2) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person under whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(3) Upon the commencement of any Net Proceeds Offer, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(A) that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Net Proceeds Offer shall remain open;

(B) the Offer Amount (and the Payment Amount, if different), the Offered Price, the Pari Passu Indebtedness Price (if any) and the Purchase Date;

(C) that any Note not tendered or accepted for payment shall continue to accrue interest;

(D) that any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Purchase Date;

(E) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(F) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

(G) if the aggregate Pari Passu Indebtedness Price paid to holders of Pari Passu Indebtedness is less than the pro rata portion of the Payment Amount allocable to such Pari Passu Indebtedness, then such shortfall shall be used to purchase Notes validly tendered and not withdrawn in excess of the pro rata portion of the Payment Amount allocable to the Notes;

(H) that, if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders of Notes thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes (as may be increased in accordance with clause (G) above), the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(I) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

(4) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the pro rata portion of the Payment Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer or, if less than the pro rata portion of the Payment Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder equal in principal amount at maturity to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

(b) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

(a) The Company shall pay the Accreted Value of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Accreted Value of premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all Accreted Value, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of Accreted Value, premium, if any, and interest paid on the Notes.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. SEC Reports.

(a) The Company shall file with the Trustee and provide to the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless deliver such Exchange Act information to the Trustee for distribution to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

(b) In addition, following the consummation of the offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificates.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary’s financial statements are not prepared on a consolidated basis with the Company’s, such Restricted Subsidiary’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument relating to Indebtedness to which the Company is a party, an Officers’ Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

(d) The Company shall also comply with TIA § 314(a)(4).

Section 4.05. Taxes.

The Company shall pay, and shall cause its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the Accreted Value of or interest on the Notes); and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a) declare or pay any dividend or make any distribution on or in respect of Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company;

(b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

(c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations; or

(d) make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (a) through (d) being referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(A) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from the first day of the first fiscal quarter beginning after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust of the Company or a Subsidiary of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $5.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing;

(C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company Incurred subsequent to the Issue Date which is convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

(D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in the case of this clause (ii), as provided in the definition of “Investment”) not to exceed the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no such amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

The provisions of the immediately preceding paragraph shall not prohibit:

(1) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust) of the Company; provided, however, that the net proceeds from such sale shall be excluded from clause (3)(B) of the immediately preceding paragraph;

(2) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations in compliance with Section 4.09;

(3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(4) redemptions of Capital Stock of the Company held by officers, directors or employees of the Company or any of its Subsidiaries (or their transferees, estates or beneficiaries under their estates); provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $1.0 million during any calendar year (with any unused amounts in any calendar year being carried over to succeeding calendar years);

(5) the payment of any dividend by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

(8) to the extent constituting Restricted Payments, the payments as described in the Offering Memorandum under the caption “Use of Proceeds”; and

(9) the making of other Restricted Payments not to exceed $5.0 million in the aggregate;

provided, however, that no Default shall have occurred or be continuing at the time of any such Restricted Payment or as a result thereof. In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (3) and (4) of this paragraph shall be included in the calculation of the amount of Restricted Payments and amounts expended pursuant to the other clauses of this Section shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets; provided that any Restricted Payment made other than in cash shall be valued at the Fair Market Value of the assets so utilized in making such Restricted Payment; provided, further, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the Fair Market Value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment made with non-cash assets in an aggregate amount in excess of $5.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.07 hereof shall be issued by an independent investment banking firm of national standing.

Section 4.08. Limitation on Distributions from Restricted Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company;

(2) make any loans or advances to the Company; or

(3) transfer any of its property or assets to the Company except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the New Senior Secured Facilities and the Opco Indenture;

(b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness issued in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);

(c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of this Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date;

(d) in the case of clause (3) of this Section 4.08, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

(e) in the case of clause (3) of this Section 4.08, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

(f) in the case of clause (3) of this Section 4.08, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not Incurred in connection with or in contemplation of such acquisition;

(g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(h) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Capital Stock thereof);

(i) encumbrances or restrictions arising or existing by reason of applicable law; and

(j) other Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.09; provided that either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Board of Directors of the Company in good faith than the provisions contained in the New Senior Secured Facilities or in the Opco Indenture, in each case, as in effect on the Issue Date or (B) any encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of the Company in good faith, to make scheduled payments of cash interest on the Notes when due.

Section 4.09. Limitation on Incurrence of Indebtedness.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries may Incur Indebtedness, if on the date thereof the Consolidated Leverage Ratio would be less than 6.0:1.

(b) Notwithstanding the foregoing paragraph (a), the Company, NATC and, as applicable, their Restricted Subsidiaries may Incur the following Indebtedness:

(1) Indebtedness of NATC and its Restricted Subsidiaries Incurred pursuant to one or more Credit Facilities in an aggregate principal amount not to exceed $85.0 million at any time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NATC and its Restricted Subsidiaries thereunder), less the aggregate of all net proceeds of Asset Dispositions applied to repay any such Indebtedness (and, in the case of a revolving credit facility, to effect a corresponding reduction in the commitments to advance loans thereunder);

(2) Indebtedness of NATC and its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement and any refinancing of the foregoing; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (2) shall not exceed $5.0 million at any time outstanding;

(3) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such latter Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor not permitted by this clause (3);

(4) Indebtedness of the Company represented by (x) the Notes issued on the Issue Date and any Exchange Notes issued in exchange for Notes issued on the Issue Date and (y) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4);

(5) Indebtedness of NATC and its Restricted Subsidiaries under (x) the Opco Indenture not to exceed $200.0 million at any time outstanding, (y) Existing Indebtedness and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (5) or Incurred pursuant to paragraph (a) above;

(6) Indebtedness (A) in respect of performance bonds, bankers’ acceptances and surety or appeal bonds provided by NATC or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of NATC or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees by NATC or any of its Restricted Subsidiaries to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business;

(7) Indebtedness of NATC and its Restricted Subsidiaries under Hedging Agreements; provided, however, that such Hedging Agreements are entered into for bona fide hedging purposes of NATC or its Restricted Subsidiaries and correspond in terms of notional amount, duration, currencies, commodities and interest rates, as applicable, to Indebtedness of NATC or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of NATC or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

(8) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness of a Restricted Subsidiary (so long as the guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant) and (B) Guarantees by a Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary (so long as such guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant); and

(9) Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness described in clauses (1)-(8)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed $10.0 million.

(c) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in Sections 4.09(b)(1) through (9) or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify and later reclassify all or a portion of such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the New Senior Secured Facilities on the Issue Date shall be deemed to have been Incurred on the Issue Date under Section 4.09(b)(1).

(e) The accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will be deemed not to be an Incurrence of Indebtedness for purposes of Section 4.09.

Section 4.10. Limitation on Asset Dispositions.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition; and

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

If any Restricted Subsidiary of the Company engages in an Asset Disposition, such Restricted Subsidiary shall apply the Net Available Cash therefrom within 395 days after receipt thereof (x) to the extent any Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Secured Indebtedness (and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased), (y) to the investment in or acquisition of Additional Assets or (z) to make capital expenditures in respect of assets used or useful in the business of a Restricted Subsidiary. The sum of (i) the amount of Net Available Cash not applied or invested as provided in this paragraph (to the extent permitted by the applicable documents governing Indebtedness of the Company’s Restricted Subsidiaries to be distributed to the Company) plus (ii) 5 Business Days after receipt thereof, the Net Available Cash from Asset Dispositions by the Company will constitute “Excess Proceeds.”

(b) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase from all Holders and, if applicable, redeem, prepay, repay or purchase (collectively, “redeem”) (or make an offer to do so) any Pari Passu Indebtedness of the Company, the provisions of which require the Company to redeem such Pari Passu Indebtedness with the proceeds from any Asset Dispositions (or offer to do so), in an aggregate principal amount at maturity of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Company shall (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness (pro rata in proportion to the respective principal amounts at maturity of the Notes and such other Pari Passu Indebtedness required to be redeemed), the maximum principal amount at maturity (the “Payment Amount”) of Notes and Pari Passu Indebtedness that may be redeemed out of the amount of such Excess Proceeds;

(2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the Accreted Value of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Pari Passu Indebtedness Price paid to holders of Pari Passu Indebtedness is less than the pro rata portion of the Payment Amount allocable to such Pari Passu Indebtedness, then such shortfall shall be used to purchase Notes validly tendered and not withdrawn in excess of the pro rata portion of the Payment Amount allocable to the Notes;

(4) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders of Notes thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes (as may be increased in accordance with clause (3) above), Notes to be purchased shall be selected on a pro rata basis; and

(5) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto, such shortfall may be used by the Company for general corporate purposes as permitted under this Indenture.

Any such Net Proceeds Offer shall be conducted in accordance with Section 3.09 hereof.

For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of senior Indebtedness of the Company or senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days following the Asset Disposition) converted by the Company or such Restricted Subsidiary into cash.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 4.11. Limitation on Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an “Affiliate Transaction”) unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(b) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (a) above); and

(c) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing paragraph shall not apply to:

(1) any Restricted Payment permitted to be made pursuant to Section 4.07;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company;

(3) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $2.0 million at any time;

(4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries so long as the Affiliate (other than the Company or another Restricted Subsidiary) owns any Capital Stock in any such Restricted Subsidiary;

(5) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

(6) transactions pursuant to agreements in existence on the Issue Date which are described in the Offering Memorandum;

(7) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business; and

(8) the issuance of Capital Stock of the Company (other than Disqualified Stock).

Section 4.12. Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens (except for Permitted Liens) against any assets of the Company, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes, effective provision is made to secure the Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes, effective provision is made to secure the Notes with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Section	4.13. Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14. Change of Control.

(a) Upon the occurrence of a Change of Control each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note repurchased will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d) On the repurchase date, all Notes repurchased by the Company under this Section 4.14 shall be delivered by the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14(e). To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.15. Limitation on Business Activities of the Company

The Company shall not hold any assets, become liable for any obligations, engage in any trade or business, or conduct any business activity, other than:

(1) its ownership of the Capital Stock of NATC,

(2) the Incurrence of Indebtedness to the extent permitted to be Incurred by this Indenture,

(3) issuances of its Capital Stock and

(4) activities and assets reasonably related to the foregoing.

ARTICLE 5

SUCCESSORS

Section	5.01. Limitations on Merger, Consolidation or Sale of Assets.

The Company shall not directly or indirectly consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, whether in a single or series of related transactions, to, any Person and the Company shall not permit any one or more Restricted Subsidiaries directly or indirectly to consolidate or merge with or into, or convey, transfer or lease all or substantially all of their or its assets, whether in a single or series of related transactions, to any Person (other than a Restricted Subsidiary) if it would involve all or substantially all of the consolidated assets of the Company, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a); and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Section 5.02. Successor Company Substituted.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following constitutes an Event of Default (“Event of Default”) under this Indenture:

(1) a default in any payment of interest on any Note when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) the failure by the Company to comply with its obligations under Section 5.01;

(4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 or 4.15 hereof (in each case, other than a failure to purchase Notes, which shall constitute an Event of Default under clause (2) above);

(5) the failure by the Company to comply for 45 days after notice with its other agreements contained in this Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after the due date thereof or is accelerated by the holders thereof because of a default and the total amount of all such Indebtedness unpaid or accelerated exceeds $10.0 million;

(7) any judgment or decree for the payment of money in excess of $10.0 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

(8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors,

(E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

(F) takes any corporate action to authorize or effect any of the foregoing;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

(B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

(C) orders the liquidation of the Company or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 60 consecutive days.

However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) or (5) after receipt of such notice.

Section	6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (8) or (9) of Section 6.01(a) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the then outstanding Notes by notice to the Company and (if given by the Holders) the Trustee, may declare (a “Declaration”) the Accreted Value of and any accrued and unpaid interest on, all the Notes to be due and payable (the “Default Amount”). Upon any such Declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in clauses (8) or (9) of Section 6.01(a) occurs with respect to the Company, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes by written notice to the Trustee may rescind any Declaration if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Note which has become due solely as a result of such Declaration) have been cured, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Holder pursuant to Section 9.02 hereof.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee and the Holders may pursue any available remedy to collect the payment of Accreted Value, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of Accreted Value, premium, if any, or interest on any Note (other than Accreted Value, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section	6.05. Control by Majority.

The Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section	6.06. Limitation on Suits.

(a) A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee, in the reasonable opinion of such Trustee, a direction inconsistent with the request.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such prepayments set forth in such Note.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Accreted Value, premium, if any, and accrued interest remaining unpaid on the Notes and interest on overdue Accreted Value, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

(1) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2) Second: if the Holders are forced to proceed against the Company directly without the Trustee, to the Holders for their collection costs;

(3) Third: to the Holders for amounts due and unpaid on the Notes for Accreted Value, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value, premium, if any, and interest, respectively; and

(4) Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe such fact or matter is not true.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.

(g) Except for (i) an Event of Default under 6.01(a)(1) or (2) hereof, or (ii) any other event of which the Trustee has “actual knowledge,” which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount at maturity of Notes outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default in any payment of principal or interest on any Note, the Trustee may withhold the notice if a committee of its officers in good faith determines that withholding the notice is in the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after each fiscal year of the Company, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default.

Section 7.06. Reports by Trustee to Holders.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §§ 313(b), (c) and (d).

(b) A copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee if and when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

(d) Notwithstanding subparagraphs (a) or (b) above, the Company need not reimburse any expense or indemnify against any loss or liability Incurred by the Trustee through its own negligence, bad faith or willful misconduct.

(e) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(f) When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section	7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian, receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Holder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

Section 7.10. Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee shall comply with TIA § 310(b). The provisions of TIA § 310 shall also apply to the Company as obligor of the Notes.

Section 7.11. Preferential Collection of Claims Against the Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Company as obligor on the Notes.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities; Defeasance.

(a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been cancelled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (A) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 and the Company has irrevocably deposited or cause to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all Accreted Value and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation;

(B) the Company has paid all sums payable by it under this Indenture; and

(C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be and

(D) the Company has delivered an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”), or (ii) all its obligations under Sections 3.09, 4.03, 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 5.01(a)(3) and 5.01(a)(4) and the operation of Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (as well as 6.01(a)(8) and 6.01(a)(9) hereof but only with respect to Significant Subsidiaries) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

(c) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(4), (5), (6), (7), (8) (with respect to Significant Subsidiaries only) or (9) (with respect to Significant Subsidiaries only) or because of an Event of Default specified in Section 6.01(a)(3) resulting from the failure of the Company to comply with Section 5.01(a)(3).

(d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01, 8.04, 8.05 and 8.06 hereof shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 hereof shall survive.

Section 8.02. Conditions to Defeasance.

(a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Notes to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

(2) in the case of the legal defeasance option only, 91 days pass after the deposit is made and during the 91 day period no Default specified in Section 6.01(a)(8) or (9) hereof with respect to the Company occurs which is continuing at the end of the period;

(3) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

(b) In order to have money available on a payment date to pay Accreted Value, premium, if any, or interest on the Notes, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

(c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3 hereof.

Section 8.03. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

Section 8.04. Repayment to the Company.

(a) The Trustee and the Paying Agent shall promptly, and in any event no later than five Business Days, pay to the Company upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay Accreted Value, premium, if any, and interest on the outstanding Notes, which amount shall be certified as such by independent public accountants.

(b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Accreted Value, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published (or at the expense of the Company, the Trustee shall have caused to be published) such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.05. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of principal of, premium, if any, or inter est on any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders.

(a) Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a Successor Company of the Obligation of the Company pursuant to Article 5 hereof;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

(4) to add guarantees with respect to the Notes;

(5) to secure the Notes;

(6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to comply with the rules of any applicable securities depository;

(9) to make any change that does not adversely affect the rights of any Holder in any respect; or

(10) to evidence or provide for a replacement Trustee under Section 7.08 hereof;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

(b) Upon the request of the Company accompanied by Board Resolutions of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

(c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

Section 9.02. With Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default and its consequences (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal or Accreted Value of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed in accordance with Section 3.07;

(5) make any Note payable in money other than that stated in the Note;

(6) make any change in Section 6.04 or 6.07 hereof or in this Section 9.02(a); or

(7) waive a Default or Event of Default in the payment of Accreted Value, premium, if any, or interest on, or redemption payment with respect to, any Note (excluding any principal or interest due solely as a result of the occurrence of a Declaration);

(8) following the occurrence of an Asset Disposition or Change of Control, amend or modify the Company’s obligation to repurchase Notes pursuant to Sections 4.10 and 4.14; or

(9) change the method of calculation of Accreted Value.

(b) Upon the request of the Company accompanied by Board Resolutions of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to all Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate.

Section 9.05. Notation on or Exchange of Securities.

(a) Notes authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE 10

[RESERVED]

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Company and the Trustee shall be deemed subject to and governed by the TIA as if this Indenture were so qualified on the date hereof.

Section 11.02. Notices.

(a) Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

North Atlantic Holding Company, Inc.

257 Park Avenue South, 7th Floor

New York, NY 10010-7304

Attention: Chief Financial Officer

If to the Trustee:

Wells Fargo Bank Minnesota, N.A.

Corporate Trust Department

213 Court Street Suite 703

Middletown, CT 06457

(b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. No Recourse Against Others.

No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Company or its predecessors shall have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 11.09. Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10. Governing Law.

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 11.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Counterpart Originals.

This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.15. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NORTH ATLANTIC HOLDING COMPANY, INC.

By:	/S/ DAVID I. BRUNSON
	Name	David I. Brunson
	Title:	Authorized Signatory

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ JOSEPH P. O’DONNELL
	Name	Joseph P. O’Donnell
	Title:	Assistant Vice President

EXHIBIT A

CUSIP No:

(Front of Note)

No. 1	$

NORTH ATLANTIC HOLDING COMPANY, INC.

[    ]% Senior Discount Notes due 2014

NORTH ATLANTIC HOLDING COMPANY, INC., a Delaware corporation promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $[            ] on [            ].

Interest Payment Dates: [            ] and [            ], with cash interest payments commencing [            ].

Record Dates: [            ] and [            ] (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

Dated: February 17, 2004

NORTH ATLANTIC HOLDING COMPANY, INC.

By:

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Indenture

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

12 1/4% SENIOR DISCOUNT NOTE DUE 2014

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $618.66. THE ISSUE DATE OF THIS NOTE IS FEBRUARY 17, 2004 AND THE YIELD TO MATURITY IS 12 1/4%

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1. Interest. North Atlantic Holding Company, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount at maturity of this Note at the rate and in the manner specified below. The Notes will bear interest at the rate per annum of 12 1/4%. Prior to March 1, 2008, interest will accrue on the Notes in the form of an increase in the Accreted Value of the Notes, and no cash interest will be paid. The Accreted Value of the Notes will increase from the date of issuance until March 1, 2008 at a rate of 12 1/4% per annum compounded semi-annually such that the Accreted Value will equal the principal amount at maturity on March 1, 2008. The Company will pay cash interest and additional interest, if any, semi-annually on March 1 and September 1 of each year commencing September 1, 2008, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Cash interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 2008; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

For purposes of the preceding paragraph, the following term shall have the following definition:

“Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of Notes:

(1) if the Specified Date occurs on one of the following dates (each, a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
September 1, 2004	$659.59
March 1, 2005	$699.99
September 1, 2005	$742.87
March 1, 2006	$788.37
September 1, 2006	$836.66
March 1, 2007	$887.90
September 1, 2007	$942.29
March 1, 2008	$1,000.00

The foregoing Accreted Values shall be increased, if necessary, to reflect any accretion of additional interest payable as described in the offering memorandum under the caption “Exchange Offer; Registration Rights.” As a result, in the event that additional interest accrues on the Notes, the principal amount at maturity of Notes will be in excess of $1000.

(2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original Issue Price of a Note and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original Issue Price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

(3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

(4) if the Specified Date occurs on or after the Full Accretion Date, the Accreted Value will equal $1,000 (increased, if necessary, to reflect any accretion of additional interest payable as described in the offering memorandum under the caption “Exchange Offer; Registration Rights.”)

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and additional interest, if any, to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay Accreted Value, principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay Accreted Value, principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture, dated as of February 17, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

5. Optional Redemption. (a) On and after March 1, 2009, the Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount at maturity), if redeemed during the 12-month period commencing March 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

Year	Redemption Price
2009	106.125%
2010	104.083%
2011	102.042%
2012 and thereafter	100.000%

(b) Prior to March 1, 2009, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) At any time prior to March 1, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount at maturity of the Notes with the Net Cash Proceeds of one or more Equity Offerings by NATC or the Company so long as there is a Public Market at the time of such redemption, at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption at least 65% of the aggregate principal amount at maturity of the Notes issued under this Indenture remains outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

6. Mandatory Redemption. Except as set forth in Sections 4.10 and 4.14 of the Indenture, the Notes are not subject to mandatory redemption or sinking fund payments.

7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any

Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date), (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

(b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Excess Proceeds from such an Asset Disposition exceeds $10 million, the Company shall be required to make a Net Proceeds Offer in the manner described in the Indenture.

8. Notice of Redemption. Notice of redemption shall be mailed at least 30 but no more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date. This Note represents the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

10. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer and subject to the Indenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company or any Registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent or any Registrar shall be affected by any notice to the contrary.

11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Holder.

12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company, and may otherwise deal with the Company and its Affiliates as if it were not Trustee.

14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

17. Registration Rights. (a) Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Company will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.

(b) In the event that (i) within 90 days after the Issue Date of the Notes, the Exchange Offer Registration Statement has not been filed with the Commission, (ii) within 180 days after the Issue Date of the Notes, the Exchange Offer Registration Statement has not been declared effective, (iii) within 210 days after the Issue Date of the Notes, the Exchange Offer has not been consummated,

(iv) the Shelf Registration Statement is required to be filed but it is not filed or declared effective within the time periods required by the Registration Rights Agreement, or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the period specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (v) hereof, a “Registration Default”), additional interest will accrue on the aggregate principal amount at maturity of the Notes and the Exchange Notes (in addition to the stated interest thereon) from and including the date on which any such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured. Additional interest will accrue at an initial rate of 0.25% per annum, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.0% per annum. The Company shall notify the Trustee of any additional interest, and the amount of such additional interest, due to the Holders. All additional interest that accrues on or prior to March 1, 2008, shall be added to the Accreted Value of each note and all additional interest that accrues after such date shall be payable in cash on each scheduled Interest Payment Date on the Notes.

18. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

North Atlantic Holding Company, Inc.

257 Park Avenue South, 7th Floor

New York, NY 10010-7304

Attn: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint .
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee: (Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF NOTEHOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

Section 4.10	Section 4.14

If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

North Atlantic Holding Company, Inc.

257 Park Avenue South

New York, NY 10010

[Registrar address block]

Re:	12 1/4% Senior Discount Notes due 2014

Reference is hereby made to the Indenture, dated as of February 17, 2004 (the “Indenture”), between North Atlantic Holding Company, Inc., a Delaware corporation, as issuer (the “Company”) and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                 in such Note[s] or interests (the “Transfer”), to                                               (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable 144A Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation

S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the applicable Regulation S Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount at maturity of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable IAI Global Note and/or the applicable Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ); or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ), or

	(iv)	☐	Unrestricted Global Note (CUSIP ); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

North Atlantic Holding Company, Inc.

257 Park Avenue South

New York, NY 10010

[Registrar address block]

Re:	12 1/4% Senior Discount Notes due 2014

(CUSIP                     )

Reference is hereby made to the Indenture, dated as of February 17, 2004 (the “Indenture”), between North Atlantic Holding Company, Inc., a Delaware corporation, as issuer (the “Company”) and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note, ¨ IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.	The owner currently owns and proposes to exchange the following:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ), or

(b)	☐	a Restricted Definitive Note.

2.	After the exchange the owner will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ), or

	(iv)	☐	Unrestricted Global Note (CUSIP ), or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note.

3.	The Owner requests that Definitive Notes be registered in the following name:

and sent to the Owner at the following address:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

North Atlantic Holding Company, Inc.

257 Park Avenue South, 7th Floor

New York, NY 10010

[Registrar address block]

Re:	12 1/4% Senior Discount Notes due 2014

Reference is hereby made to the Indenture, dated as of February 17, 2004 (the “Indenture”), between North Atlantic Holding Company, Inc., a Delaware corporation, as issuer (the “Company”) and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount at maturity of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount at maturity of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name: Title:

Dated:

D-2